SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               LeCROY CORPORATION
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                ------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                               LeCROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 28, 1999

                                                       Chestnut Ridge, New York
                                                                October 4, 1999

To the Stockholders of
   LeCroy Corporation:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J, on Thursday, October 28, 1999 at 10:00 a.m., local time, for the following purposes:

1. To elect two directors to serve for three-year terms and until their successors are duly elected and qualified;

2. To consider and act upon any other matters which may properly come before The meeting or any adjournment thereof.

        Stockholders of record at the close of business on September 10, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                             By Order of the Board of Directors

                                             John C. Maag
                                             Secretary

-------------------------------------------------------------------------------
         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

                               LeCROY CORPORATION

                                -----------------

                                 PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on October 28, 1999 at 10:00 a.m., local time, to be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J., and at any adjournment or postponement thereof. The close of business September 10, 1999 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about October 4, 1999, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

          A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1, as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the meeting.

       As of the close of business on September 10, 1999, the Company had outstanding 7,710,994 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors.

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, containing the financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

     The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 31, 1999 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of July 31, 1999, except to the extent authority is shared by spouses under applicable law.


                                                                                        AMOUNT &
                                                                                        NATURE OF   PERCENT
                                                                                        BENEFICIAL    OF
NAME OF BENEFICIAL OWNER                                                                OWNERSHIP    CLASS
------------------------                                                                ----------  -------
Kopp Investment Advisors, Inc. .....................................................      1,758,610    22.8
   7701 France Avenue South
   Suite 500
   Edina, Minnesota 55435
State of Wisconsin Investment Board .................................................     1,001,200    13.0
    P.O. Box 7842
    Madison, Wisconsin 53707
Lord, Abbett & Co. ..................................................................       915,090    11.9
   767 Fifth Avenue
   11th Floor
   New York, New York  10153
Walter O. LeCroy, Jr. ...............................................................       610,461     7.9
   c/o LeCroy Corporation
   700 Chestnut Ridge Road
   Chestnut Ridge, New York 10977
TCW Asset Management.................................................................       461,700     6.0
   865 South Figueroa Street
   Suite 1800
   Los Angeles, California  90017
Lutz P. Henckels(1) .................................................................       304,864     3.6
Thomas H. Reslewic(2)...............................................................         82,973     1.0
Werner H. Brokatzky(3) ..............................................................        20,285     *
Ronald S. Nersesian(4) ..............................................................        46,694     *
Robert E. Anderson(5) ...............................................................        16,453     *
William G. Scheerer(6) ..............................................................        12,931     *
Charles A. Dickinson(7) .............................................................         5,537     *
Allyn C. Woodward, Jr.(8) ...........................................................         5,299     *
Douglas A. Kingsley(9) ..............................................................       750,000     8.9
All executive officers and directors as a group (16 persons)(10) ....................     2,014,418    21.8

--------------
*      Less than 1% of the outstanding Common Stock
(1)    Includes 2,071 shares of Common Stock held by the Employee Stock
       Ownership Trust, ("ESOT") and allocated to the account of Mr. Henckels,
       154,283 shares of Common Stock issuable upon exercise of presently exercisable options and an aggregate of 40,934 shares held in certain trusts for the benefit of Mr. Henckels' children. Mr. Henckels disclaims beneficial ownership of the 40,934 shares held in such trusts.
(2)    Includes 2,504 shares of Common Stock held by the ESOT and allocated to the account of Mr. Reslewic and 79,317 shares of Common Stock issuable upon exercise of presently exercisable options.
(3)    Includes 11,521 shares of Common Stock issuable upon exercise of presently exercisable options.
(4)    Includes 44,751 shares of Common Stock issuable upon exercise of presently exercisable options.
(5)    Includes 15,453 shares of Common Stock issuable upon exercise of presently exercisable options.
(6)    Includes 12,731 shares of Common Stock issuable upon exercise of presently exercisable options.
(7)    Includes 5,537 shares of Common Stock issuable upon exercise of presently exercisable options.
(8)    Includes 5,299 shares of Common Stock issuable upon exercise of presently exercisable options.
(9)    Includes  500,000  shares of Common Stock issuable to Advent Global GECC III Limited  Partnership,
       Enviro Tech Investment Fund I Limited Partnership, Advent Limited Partnership,
       Oakstone Ventures Limited Partnership and Advent Partners Limited
       Partnership upon conversion of Series A Convertible Redeemable Preferred
       Stock and 250,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(10)   Includes an aggregate of 22,425 shares of Common Stock held by the ESOT and allocated to the accounts of the directors and executive officers.
       Includes an aggregate of 458,221 shares of Common Stock issuable upon exercise of certain presently exercisable options.

               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of the Company's directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, two directors are to be elected in Class I, to hold office for three years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

     The nominees have been previously elected by stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR ELECTION OF THE TWO CANDIDATES FOR ELECTION.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 2000 and 2001.

                            NOMINEES FOR ELECTION AS
                CLASS I DIRECTORS FOR A THREE YEAR TERM EXPIRING
                           AT THE 2002 ANNUAL MEETING


DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR    AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------    ---             -------------------------------------------------
Lutz P. Henckels                            58    President and Chief Executive  Officer of the Company since July 1993;
1993                                              Consultant  to Company from  January  1993 to July 1993;  President of
                                                  U.S. Operations of Racal-Redac, Inc. from May 1989 to January 1993.

Charles A. Dickinson                        75    Chairman  of the Board of  Directors  of the  Company  since  February
1998                                              1999;  President  of  Solectron  Europe,  a provider of  manufacturing services to OEMs, from 1991 until 1996 and as Chairman since 1989;
                                                  President and Chief Executive Officer of Vermont Microsystems, a
                                                  graphics board company, from 1986 until 1991. Mr. Dickinson is also a Director of Solectron Corporation, Trident  Microsystems, and Aavid
                                                  Thermal Technologies, as well as two privately held companies.


          CLASS II DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES
                          AT THE 2000 ANNUAL MEETING


DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR    AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------    ---             -------------------------------------------------
Douglas A. Kingsley                         37    Vice President of Advent International  Corporation, a venture capital
1999                                              firm, since January 1996;  Investment Manager of Advent  International
                                                  Corporation  from September  1990 to December  1995.  Mr.  Kingsley is also  a  director  of  Lightbridge,  Inc.  Mr.  Kingsley  served  as a director of the  Company  from March 1995 until  October  1998 and was reelected in June 1999.

William G. Scheerer                         61    President of Performance Quest LLC, a private consulting  corporation,
1995                                              since  January  1997;  Vice  President of Kalman  Saffran  Associates,
                                                  Inc., a high technology R&D contract company, since November of 1997;
                                                  Infrastructure Operations Vice President at Lucent Technologies, a
                                                  telecommunications systems company, from March 1996 to December 1996;
                                                  Quality, Engineering, Software and Technologies (QUEST) Vice President
                                                  at AT&T Bell Laboratories from May 1990 to February 1996. Mr. Scheerer is also a director of GenRad, Inc.

Allyn C. Woodward Jr.                       58    President of Adams, Harkness & Hill, Inc., an institutional  research,
1998                                              brokerage  and  investment  banking  firm since June 1995 and Director since June 1995;  Senior  Executive Vice President and Chief Operating
                                                  Officer for Silicon  Valley Bank, a  commercial  banking  institution, from April 1990 to April 1995.  Mr. Woodward is also a Director of
                                                  Cayenne Software, Inc., and several private companies.


          CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRES
                           AT THE 2001 ANNUAL MEETING


DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR   AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------   ---             -------------------------------------------------
Walter O. LeCroy, Jr.                      64    Founder of the  Company;  Chairman of the Board of LeCroy  Corporation
1964                                             1964 to 1998.

Robert E. Anderson                         58    President  of  Omniken,   Inc.,  a  private   consulting  firm,  since
1995                                             September  1993;  President  and Chief  Executive  Officer  of GenRad,
                                                 Inc., a manufacturer of electronic test systems, from 1988 to June 1993 and as Chairman in 1993. Mr. Anderson is also Vice Chair of the MIT
                                                 Enterprise Forum, an Advisor to the Board of the National Association
                                                 of Corporate Directors (New England) and a director of Technology Capital
                                                 Network at MIT, and several private companies.


ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal year 1999, the Board of Directors held eighteen meetings. During that fiscal year, each Director attended 75% or more of the aggregate of
(i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

COMMITTEES OF THE BOARD

     The Company's Board of Directors has a Compensation Committee and an Audit Committee. The responsibilities of these committees of the Company's Board of Directors are described as follows.

     COMPENSATION COMMITTEE. The Compensation Committee during fiscal 1999 consisted of Messrs. Charles A. Dickinson, Allyn C. Woodward, Jr. and William G. Scheerer, each of whom is an independent director. Such committee reviews the Company's executive compensation and benefit policies and administers the Amended and Restated 1993 Stock Incentive Plan. The Compensation Committee met seven times during fiscal year 1999.

     AUDIT COMMITTEE. The Audit Committee during fiscal 1999 consisted of Messrs. Robert E. Anderson, Charles A. Dickinson and William G. Scheerer, each of whom is an independent director. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee met eight times during fiscal year 1999.

COMPENSATION OF DIRECTORS

     The Chairman of the Company's Board of Directors receives an annual Board retainer of $30,000 payable quarterly. The other non-employee directors receive an annual board retainer of $20,000 payable quarterly. In addition, each non-employee director currently receives an option to purchase 15,000 shares of common stock upon his or her initial election or appointment to the Board. These shares vest ratably on a monthly basis over 36 months. After each director's initial grant he or she will receive annual option grants of 5,000 shares on each anniversary date of the initial grant. These options will vest immediately.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company, and (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 1999 (collectively, the "Named Executive Officers"):


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                   -----------
                                                            ANNUAL                 SECURITIES
                                                         COMPENSATION              UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR    SALARY($)      BONUS($)  OPTIONS(#)   COMPENSATION($)(2)
---------------------------                       ----   -----------     --------  ----------   ------------------
Walter O. LeCroy, Jr...........................  1999      254,115         --          --          11,800   (4)
  Honorary Chairman of the Board of Directors    1998      305,000         --          --          13,717
                                                 1997      305,000         --          --          10,769
Lutz P. Henckels...............................  1999      335,000         --         80,000       15,500   (4)
  Chief Executive Officer and President          1998      333,654       106,425      60,000       16,665   (4)
                                                 1997      300,000       165,340       --          19,829
Thomas H. Reslewic.............................  1999      268,000         --         60,000       10,800
  Executive Vice President and Chief             1998      290,061        83,850      30,000       10,800
  Operating Officer                              1997      302,782        15,000      54,000       19,760
Werner H. Brokatzky............................  1999      210,245 (1)     --         15,000       25,796   (1)(3)
  Vice President--Operations                     1998      220,229 (1)    17,793(1)   10,000       24,268   (1)(3)
                                                 1997      221,137 (1)    10,615(1)   10,000       25,788   (1)(3)
Ronald S. Nersesian............................  1999      188,000         --         30,000       15,550   (4)
  Senior Vice President                          1998      176,577        47,300      15,000       14,268
                                                 1997      157,308        62,500      20,000       10,692

---------
 (1) Dollar amount reflects the conversion of compensation amounts from Swiss francs to United States dollars using the average exchange rate during fiscal 1999, 1998 and 1997, respectively.
(2)   Includes the value of Company-provided automobile.
(3) Includes $11,045, $10,584, and $10,558 for Mr. Brokatzky representing the Company's payment to the subsidiary defined contribution plan in fiscal 1999, 1998 and 1997, respectively.
(4) Fiscal 1999 includes estimated amounts to be paid to individual 401(k) accounts as a matching contribution by the Company as follows: Mr. LeCroy $4,750, Mr. Henckels $4,750 and Mr. Nersesian $4,750.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise of stock options during fiscal year 1999 by each of the named executive officers and the fiscal year-end value of unexercised options.


                                                                         NUMBER OF              VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                                                        YEAR-END (#)          AT FISCAL YEAR-END(1) $
                                  SHARES                                ------------          -----------------------
                                ACQUIRED ON           VALUE             EXERCISABLE/                EXERCISABLE/
NAME                           EXERCISE (#)       REALIZED ($)         UNEXERCISABLE               UNEXERCISABLE
----                         ----------------    --------------    ---------------------    ---------------------------
Walter O. LeCroy, Jr. .....           --              --                    --                            --
Lutz P. Henckels ..........           --              --              154,283 / 125,000        2,315,717  /  502,588
Werner H. Brokatzky .......           --              --               11,521 /  30,000          124,426  /  165,900
Thomas H. Reslewic ........           --              --               79,317 / 113,248          649,992  /  599,551
Ronald S. Nersesian .......           --              --               44,751 /  66,749          219,024  /  382,802

---------
(1)  Calculated on the basis of the fair market value of the Common Stock on June 30, 1999 ($23.6875), less the applicable option exercise price.


                        OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth information concerning individual grants of stock options made during fiscal year 1999 to each of the named executive officers.


                                                       INDIVIDUAL GRANTS                  GRANT DATE VALUE
                                            ---------------------------------------  ---------------------------
                                                                                        POTENTIAL REALIZABLE
                                NUMBER OF   PERCENT OF TOTAL                              VALUE AT ASSUMED
                                SECURITIES      OPTIONS                              ANNUAL RATES OF STOCK PRICE
                                UNDERLYING      GRANTED      EXERCISE OR                  APPRECIATION FOR
                                 OPTIONS    TO EMPLOYEES IN  BASE PRICE  EXPIRATION          OPTION TERM
                                                                                       ---------------------
NAME                            GRANTED(#)    FISCAL YEAR     ($/SHARE)     DATE       5%($)          10%($)
----                            ----------    -----------     ---------     ----       ------         ------
Walter O. LeCroy, Jr..........        --          --            --          --             --             --
Lutz P. Henckels..............     80,000         20.8           18.000    01/04/09     905,600     2,295,200
Werner H. Brokatzky...........     15,000          3.9           14.875    10/28/08     140,250       355,500
Thomas H. Reslewic............     60,000         15.6           14.875    10/28/08     561,000     1,422,000
Ronald S. Nersesian...........     30,000          7.8           14.875    10/28/08     280,500       711,000


         Options described in this table were issued under the Company's Amended and Restated 1993 Stock Incentive Plan, and consist primarily of incentive stock options, as permitted by such Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of common stock at the time of grant, and permit exercise of one half of the options on the second anniversary of the grant and one fourth of the options on the third and fourth anniversaries of the grant date, respectively. The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company common stock already owned, or a combination thereof. If the employment of a member of the management group, which includes the five individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. Upon death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.

TRANSACTIONS INVOLVING OFFICERS, DIRECTORS OR AFFILIATES.

     The Company has adopted a policy that all transactions between the Company and its officers, directors and affiliates must be on terms no less favorable to the Company than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors. During fiscal 1999 the Company pledged a $180,000 certificate of deposit with a commercial lender as collateral for a loan obtained by Thomas H. Reslewic, the Company's Executive Vice President and Chief Operating Officer.

EMPLOYMENT AGREEMENT

     Mr. Lutz Henckels and the Company have entered into an employment agreement providing for his services as President and Chief Executive Officer of the Company. The contract will immediately terminate if Mr. Henckels voluntarily leaves the employment of the Company. Mr. Henckels is currently being paid compensation at the annual rate of $335,000, and he will receive an annual cash bonus of up to $206,250 if the Company achieves certain financial targets for the fiscal year ended June 30, 2000.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised solely of independent, non-employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the CEO.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

BASE SALARY

     Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Henckels' base salary is $335,000 effective July 1, 1997. His prior increase as Chief Executive Officer of the Company was on July 1, 1995. Mr. Henckels' base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

ANNUAL CASH INCENTIVES

     The Company's pay for performance annual bonus program is a cash-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business unit. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company. For fiscal year 1999, Mr. Henckels' bonus, earned as a result of current year performance measurements, was zero. This compares to fiscal year 1998 when his bonus was $106,425 and represented 31.8% of his base salary.

STOCK OPTIONS

     The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 50% after the second year and 25% for third and fourth years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code ("the Code"), generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's Amended and Restated 1993 Stock Incentive Plan has been drafted in a manner that will qualify stock options as performance- related compensation not subject to the cap on deductibility imposed by Section 162(m).

Allyn C. Woodward, Jr., Chairman
William G. Scheerer
Charles A. Dickinson

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
                           AMONG LECROY CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX


                                                          DOLLARS
                                                   Cumulative Total Return
                                             -----------------------------------
                                             10/6/95   6/96   6/97   6/98   6/99

LECROY CORPORATION                             100      167    307    191    197
NASDAQ STOCK MARKET (U.S.)                     100      115    139    183    262
S & P TECHNOLOGY SECTOR                        100      112    171    229    378

* $100 INVESTED ON 10/6/95 IN STOCK OR 9/30/95
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended June 30, 1999, Forms 5 furnished to the Company with respect to such fiscal year, and certain written representations furnished to the Company, it appears that Walter O. LeCroy Jr., an executive officer of the Company, failed to file Form 4 for seven transactions in August 1998, two transactions in November 1998, one transaction in December 1998, four transactions in February 1999 and five transactions in May 1999. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     Ernst & Young LLP acted as principal accountant for the Company for the fiscal year ended June 30, 1999. A representative of Ernst & Young LLP will be present at the Annual Meeting; available to respond to appropriate questions and will have the opportunity to make a statement if he so desires to do so. The Audit Committee has not yet recommended the appointment of the independent public accountants for the fiscal year ending June 30, 2000, but anticipates making a formal selection at the October meeting of the Board.

                            PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Director's proxy statement for the Company's 2000 Annual Meeting, it must be received at the principal executive office of the Company on or before June 30, 2000, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

Chestnut Ridge, New York
October 4, 1999

LCC79B

                                  DETACH HERE

                                     PROXY

                               LeCROY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Walter O. LeCroy, Jr., Lutz P. Henckels and John C. Maag, as the undersigned's attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Thursday, October 28, 1999, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1, THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE                                                       SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

LCC79A                            DETACH HERE

[X] Please mark
    votes as in
    this example.

            The Board of Directors recommends a vote FOR Proposal 1.

1. To elect Directors for a term expiring in 2002 (as set forth in the Proxy Statement).
   Nominees: Lutz P. Henckels and Charles A. Dickinson

  FOR                  WITHHELD
  ALL                  FROM ALL
NOMINEES [ ]       [ ] NOMINEES

[ ] _______________________________________
    For both nominees except as noted above

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

          Sign exactly as name appears hereon. When signing as Executor, Administrator, Trustee, or Guardian, etc., please add full title. This proxy votes all shares held in all capacities.